FOR IMMEDIATE RELEASE
January 26, 2005

For further information contact:
Ralph A. Fernandez
Senior Vice President and Chief Financial Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

            Synergy Financial Group, Inc. Announces Stock Repurchase
                Plan and Annual and Fourth Quarter, 2004 Earnings

Cranford,  New Jersey,  January 26,  2005 - John S. Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., announced today that the Company intends to purchase up to 5% of its outstanding shares of common stock (approximately 622,600 shares) in open market transactions. Such purchases will be made from time to time in the market, based on stock availability, price and the Company's financial performance. It is anticipated that purchases will be made during the next twelve months, although no assurance can be given as to when they will be made or to the total number of shares that will be purchased.

The Company previously announced that it had completed purchases of 211,031 shares of common stock in open market transactions in association with its 2003 Restricted Stock Plan. It has also completed open market purchases of more than 75% of the 281,436 shares of common stock that it intends to purchase for use by its 2004 Restricted Stock Plan.

Mr. Fiore also announced net income for the year ended December 31, 2004 of $4.2 million, or $0.38 per basic and $0.37 per diluted share, based on weighted average basic and diluted shares of 11,009,038 and 11,275,680, respectively. This represents an increase of $792,200, or 23.2 percent, from $3.4 million, or $1.05 per basic and diluted share, for the prior year, based on weighted average basic and diluted shares of 3,234,878 and 3,259,896, respectively. Net income for the three months ended December 31, 2004 was $1.2 million, an increase of $84,500, or 7.6 percent, from $1.1 million for the same period a

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year ago.  Per share data for 2003 and 2004 are  dissimilar,  as the Company did not complete its second-step conversion from the mutual holding company form of organization to a full stock corporation until January 20, 2004.

Total assets reached $860.7 million on December 31, 2004, an increase of 36.9 percent, or $232.1 million, from $628.6 million on December 31, 2003. Net loans increased 29.3 percent, or $127.1 million, to $561.7 million on December 31, 2004, from $434.6 million on December 31, 2003. On December 31, 2004, total loans were comprised of 28.2 percent in non-residential and multi-family mortgage loans, 26.5 percent in consumer loans, 23.0 percent in single-family real estate loans, 20.1 percent in home equity loans, and 2.2 percent in commercial and industrial loans. At the end of the second quarter of 2004, Synergy Bank expanded its lending product line to include commercial and industrial loans via the addition of two experienced lenders who were previously employed by a local commercial bank. As a result, the Company expects to experience an increase in this loan category in future periods.

On December 31, 2004, the allowance for loan and lease losses was $4.4 million, or 0.78 percent of total loans, compared to $3.3 million, or 0.75 percent of total loans, on December 31, 2003. Non-performing assets of $264,400 represented
0.03 percent of total assets on December 31, 2004, down from $348,200, or 0.06 percent of total assets, on December 31, 2003.

Between December 31, 2003 and December 31, 2004, investment securities increased $87.9 million, or 56.0 percent, from $157.0 million to $244.9 million. The increase was primarily the result of investing the net capital received of $69.2 million from the Company's second-step stock offering that was completed on January 20, 2004.

Deposits reached $538.9 million on December 31, 2004, an increase of $65.4 million, or 13.8 percent, from the $473.5 million reported on December 31, 2003. Core deposits, consisting of checking, savings, and money market accounts, represented 53.1 percent of

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total  deposits  on  December  31,  2004.  During  the same  period,  borrowings increased $139.5 million, or 191.5 percent, to $212.4 million on December 31, 2004.

Stockholders' equity totaled $104.0 million on December 31, 2004, an increase of
154.2 percent, or $63.1 million, from $40.9 million on December 31, 2003. As stated above, the Company raised net capital of $69.2 million via a second-step stock offering that was completed on January 20, 2004. On December 22, 2004, the Company's Board of Directors declared a quarterly cash dividend of $0.04 per common share, consistent with the two prior quarterly cash dividends. The dividend is payable on January 28, 2005 to stockholders of record on January 14, 2005.

Net interest income for the year ended December 31, 2004 was $23.2 million, compared to $19.4 million for the prior year, an increase of 19.8 percent. For the three months ended December 31, 2004, net interest income increased 13.8 percent, to $6.0 million, from $5.3 million for the same period in 2003.

Other expenses increased $2.8 million, or 18.0 percent, for the year ended December 31, 2004, to $18.4 million, from $15.6 million for the prior year. For the three months ended December 31, 2004, other expenses increased $917,000, or
22.9 percent, to $4.9 million, from $4.0 million for the same period in 2003. The increase was primarily attributable to wages and benefits associated with the Company's growth strategy, equity-based employee compensation plans, and an increase in audit and professional expenses.

About Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 18 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

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Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may," are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)


                                                                              December 31,     December 31,
                                                                                  2004             2003
                                                                               (unaudited)       (audited)
                                                                               -----------       ---------
Assets:
Cash and amounts due from banks                                              $     4,687       $     4,481
Interest-bearing deposits with banks                                               1,759             2,811
                                                                             -----------       -----------
Cash and cash equivalents                                                          6,446             7,292
Investment securities available-for-sale,
   at fair value                                                                 134,360           123,779
Investment securities held-to-maturity (fair
   value of $111,154 and $33,216, respectively)                                  110,584            33,214
Federal Home Loan Bank of New York
   stock, at cost                                                                 10,771             3,644
Loans receivable, net                                                            561,687           434,585
Accrued interest receivable                                                        2,751             2,021
Property and equipment, net                                                       16,814            17,620
Cash surrender value of bank-owned life insurance                                 12,637             2,475
Other assets                                                                       4,627             3,988
                                                                             -----------       -----------
     Total assets                                                            $   860,677       $   628,618
                                                                             ===========       ===========

Liabilities:
Deposits                                                                     $   538,916       $   473,535
Federal Home Loan Bank advances                                                  212,414            72,873
Advance payments by borrowers
   for taxes and insurance                                                         1,702             1,582
Accrued interest payable on advances                                                 385               119
Stock subscriptions payable                                                            -            38,322
Dividend payable                                                                     498                 -
Other liabilities                                                                  2,720             1,259
                                                                             -----------       -----------
     Total liabilities                                                           756,635           587,690
                                                                             -----------       -----------
Commitments and contingencies                                                          -                 -
Stockholders' equity:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                                           -                 -
Common stock; $.10 par value, 20,000,000 shares
   authorized; issued December 31, 2004 - 12,452,011,
   December 31, 2003 - 3,344,252                                                   1,245               334
Additional paid-in-capital                                                        86,177            15,008
Retained earnings                                                                 30,603            27,858
Unearned ESOP shares                                                              (5,962)           (1,009)
Unearned RSP compensation                                                         (3,391)           (1,011)
Treasury stock acquired for the RSP                                               (4,343)             (103)
Accumulated other comprehensive
   income (loss), net of taxes                                                      (287)             (149)
                                                                             -----------       -----------
     Total stockholders' equity                                                  104,042            40,928
                                                                             -----------       -----------
Total liabilities and stockholders' equity                                   $   860,677       $   628,618
                                                                             ===========       ===========

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)


                                                                   For the Three Months           For the Twelve Months
                                                                    Ended December 31,             Ended December 31,
                                                                     2004         2003            2004          2003
                                                                  (unaudited)  (unaudited)     (unaudited)    (audited)
                                                                  -----------  -----------     -----------    ---------
Interest income:
   Loans, including fees                                          $   7,611     $  6,666         $  28,258    $  25,548
   Investment securities                                              2,354        1,228             7,980        4,401
   Other                                                                 74           13               162          117
                                                                  ---------     --------         ---------    ---------
     Total interest income                                           10,039        7,907            36,400       30,066
                                                                  ---------     --------         ---------    ---------
Interest expense:
   Deposits                                                           2,499        2,151             9,114        8,936
   Borrowed funds                                                     1,540          484             4,078        1,750
                                                                  ---------     --------         ---------    ---------
     Total interest expense                                           4,039        2,635            13,192       10,686
                                                                  ---------     --------         ---------    ---------
     Net interest income before provision for loan losses             6,000        5,272            23,208       19,380
                                                                  ---------     --------         ---------    ---------
Provision for loan losses                                               359          392             1,492        1,115
                                                                  ---------     --------         ---------    ---------
     Net interest income after provision for loan losses              5,641        4,880            21,716       18,265
                                                                  ---------     --------         ---------    ---------
Other income:
   Service charges and other fees on deposit accounts                   578          502             2,182        1,713
   Net gain on sale of loans                                              -            -                 -           18
   Net gain on sale of investments                                        -            8                38          156
   Commissions                                                          331           29               517          118
   Other                                                                211          277               547          629
                                                                  ---------     --------         ---------    ---------
     Total other income                                               1,120          816             3,284        2,634
                                                                  ---------     --------         ---------    ---------
Other expenses:
   Salaries and employee benefits                                     2,750        2,029             9,930        7,739
   Premises and equipment                                               946          906             3,800        3,757
   Occupancy                                                            475          482             1,911        1,904
   Professional services                                                318          120               721          482
   Advertising                                                          219          210               822          794
   Other operating expenses                                             223          267             1,197          900
                                                                  ---------     --------         ---------    ---------
     Total other expenses                                             4,931        4,014            18,381       15,576
                                                                  ---------     --------         ---------    ---------
     Income before income tax expense                                 1,830        1,682             6,619        5,323
                                                                  ---------     --------         ---------    ---------
Income tax expense                                                      636          572             2,416        1,911
                                                                  ---------     --------         ---------    ---------
     Net income                                                   $   1,194     $  1,110         $   4,203    $   3,412
                                                                  =========     ========         =========    =========

Per share of common stock:
   Basic earnings per share                                       $    0.10     $   0.34         $    0.38    $    1.05
   Diluted earnings per share                                     $    0.10     $   0.34         $    0.37    $    1.05

Basic weighted average shares outstanding                        11,374,461    3,236,935        11,009,038    3,234,878
Diluted weighted average shares outstanding                      11,734,472    3,301,853        11,275,680    3,259,896

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